UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

July 20, 2010

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

(817) 698-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On July 20, 2010, Cano Petroleum, Inc., a Delaware corporation (“Cano”), notified Resaca Exploitation, Inc., a Texas corporation (“Resaca”), of its termination of the Agreement and Plan of Merger dated September 29, 2009 among Resaca, Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Resaca (“Merger Sub”), and Cano (as amended, the “Merger Agreement”).  The material terms and conditions of the Merger Agreement and the amendments thereto were previously disclosed in Cano’s Current Reports on Form 8-K filed on October 1, 2009, February 25, 2010, April 6, 2010, April 29, 2010 and May 20, 2010 and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference.  Cano terminated the Merger Agreement under Section 10.1(b) of the Merger Agreement on the grounds that the merger between Cano and Merger Sub did not occur by June 30, 2010.

Item 7.01               Regulation FD Disclosure.

On July 20, 2010, Cano issued a press release announcing the initiation of a strategic alternatives review (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release of July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: July 20, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of July 20, 2010